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                                                                   EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

Olympus Communications, L.P.:

  We consent to the use in this Registration Statement of Olympus Communications, L.P. and Olympus Capital Corporation on Form S-4 of our report dated March 29, 1996 (November 12, 1996 as to the last paragraph of Note 4) (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for income taxes) on our audits of the financial statements of Olympus Communications, L.P. and subsidiaries, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

  Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedules of Olympus Communications, L.P., listed in Item 21(b). These financial statement schedules are the responsibility of the Partnership's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
January 6, 1997